UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Elevation Oncology, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40523	84-1771427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Federal Street, Suite 1900 Boston, Massachusetts (Address of Principal Executive Offices)		02110 (Zip Code)

(716) 371-1125

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 13, 2024, Elevation Oncology, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each proposal considered at the Annual Meeting are set forth below. For more information on the proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024.

Proposal 1: By the following vote, the following two persons were elected to serve as Class III directors until the Company’s 2027 annual meeting of stockholders and until such time as their successor has been duly elected and qualified or until their earlier resignation or removal:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Timothy P. Clackson, Ph.D.	24,340,761	7,849,933	9,558,342
Alan B. Sandler, M.D.	32,173,851	16,843	9,558,342

Proposal 2: By the following vote, the stockholders ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

Hares For
Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
41,728,366	20,366	304	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevation Oncology, Inc.

Date: June 14, 2024	By:	/s/ Tammy Furlong
Tammy Furlong
Chief Financial Officer